Exhibit 10.3

April 12, 2012

Liberator, Inc.

Attn: Louis Friedman, CEO

2745 Bankers Industrial Drive

Atlanta, GA 30360

Re: Engagement Letter

Dear Sirs:

We are pleased that Liberator, Inc. (the “Company”), has decided to retain Brookville Capital Partners LLC (“Brookville Capital”) to provide general financial advisory and investment banking services as set forth herein. This letter agreement (the “Agreement”) will confirm Brookville Capital’s acceptance of such retention and set forth the terms of our engagement. For purposes of this Agreement, the term “Company” shall include all of Liberator, Inc. and its subsidiaries, successors and assigns and any other entity that survives following any transaction in which Liberator, Inc. merges or combines with another entity.

1. Retention. The Company hereby retains Brookville Capital as financial advisor and investment banker to provide investment banking services to the Company, including, in connection with a potential equity financing for the Company of up to $285,000 (the “Financing”). It is contemplated that the Financing shall be on terms similar to those set forth on Exhibit C attached hereto or such other terms as agreed to by the Company and Brookville Capital. Brookville Capital accepts such retention on a “best efforts” basis and on the other terms and conditions set forth in this agreement.

In such capacity, Brookville Capital shall:

(i) familiarize itself, to the extent appropriate and feasible, with the business, operations, properties, financial condition, management and prospects of the Company;

(ii) advise the Company on matters relating to the structure of its financial instruments and recommend financing structures;

(iii) provide such other financial advisory and investment banking services upon which the parties may mutually agree.

2. Information. In connection with Brookville Capital’s activities hereunder, the Company will cooperate with Brookville Capital and furnish Brookville Capital upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”) and will provide Brookville Capital with reasonable access to the officers, directors, employees, independent accountants and legal counsel of the Company. In connection with capital raising efforts, the Company will also provide Brookville Capital with a Term Sheet (such Term Sheet in the form authorized by the Company, including any exhibits or supplements thereto, being the “Offering Materials”). The Company represents and warrants to Brookville Capital that all Information and Offering Materials made available to Brookville Capital hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Brookville Capital will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Brookville Capital: (i) will use and rely primarily on the Information and the Offering Materials and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and Offering Materials and such other information; (iii) will not make an appraisal of any assets of the Company; and (iv) retains the right to continue to perform due diligence during the course of the engagement. In addition, Brookville Capital is authorized as the Company’s placement agent in connection with capital raising efforts to transmit to any prospective investor a copy or copies of the Offering Materials, forms of purchase agreements and any other legal documentation supplied to Brookville Capital for transmission to any prospective investor by or on behalf of the Company or by any of the officers, representatives or agents of the Companies, in connection with the performance of Brookville Capital’s services hereunder or any transaction contemplated hereby; provided, however, that prior to the delivery of the Offering Materials such prospective investor executes a non-disclosure agreement with respect to the Offering Materials and the Information contained therein in a form acceptable to the Company. Brookville Capital may rely on a signed ‘blanket’ Non-Disclosure Agreement covering numerous prospective investments including those contemplated hereunder. Any advice rendered by Brookville Capital pursuant to this Agreement may not be disclosed publicly without Brookville Capital’s prior written consent. Brookville Capital hereby acknowledges that certain of the Information received by Brookville Capital may be confidential and/or proprietary, including Information with respect to the technologies, products, business plans, marketing, and other Information of the Company which must be maintained by Brookville Capital as confidential unless; (i) disclosure is required by law or requested by any government, regulatory or self-regulatory agency or body; (ii) any Information is or becomes generally available to the public; or (iii) any Information was or becomes available to Brookville Capital on a non-confidential basis from a source other than the Company or any of its representatives. Brookville Capital agrees that, except as set forth herein, it will not disclose such confidential and/or proprietary Information to any other persons or use such confidential and/or proprietary Information to the detriment of the Company.

3. Compensation. As consideration for Brookville Capital’s services pursuant to this Agreement, Brookville Capital shall be entitled to receive, and the Company agrees to pay Brookville Capital the following compensation:

(a) The Company agrees to pay Brookville Capital a cash fee equal to $25,000.00 in the event the entire $285,000 is raised. Said cash fee shall be paid directly out of the closing; howeverthe closing shall not occur until such time as a minimum of $285,000 is raised inasmuch as the offering is being conducted on an ‘all-or-none’ basis.

(b) The Company agrees to pay Brookville Capital or its designees an equity fee consisting of 650,000 common shares of the Company in the event the entire $285,000 is raised.

4. Certain Placement Procedures. The Company and Brookville Capital each represents to the other that it has not taken, and the Company and Brookville Capital each agrees with the other that it will not take, any action, directly or indirectly, so as to cause the Financing to fail to be entitled to rely upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”). In effecting the Financing, the Company and Brookville Capital each agrees to comply in all material respects with applicable provisions of the Act and any regulations thereunder and any applicable state laws and requirements. The Company agrees that any representations and warranties made by it to any investor in the Financing shall be deemed incorporated herein in their entirety and also to be made to Brookville Capital for its benefit. The Company agrees that it shall cause an opinion of its counsel to be addressed and delivered to Brookville Capital and any investors in the Financing. Brookville Capital agrees, represents and warrants that it will not communicate to or deliver to any investor or prospective investor in the Financing any materials or other Information other than what is contained in the Offering Materials, nor will Brookville Capital make any verbal or written representation, description or prediction regarding the Company or its business or industry other than as set forth in the Offering Materials.

5. Expenses. In addition to the fees referenced in Section 3 hereof, the Company agrees to pay attorneys’ fees incurred by Brookville Capital in an amount not to exceed $10,000. The Company agrees that the expense shall be paid directly to Brookville Capital’s attorneys, McLaughlin & Stern LLP, out of the proceeds of the closing assuming same occurs; however the Company’s obligation for same is absolute, and in no way conditioned upon the occurrence of such closing. The Company further agrees to pay the first $1,250 in escrow banking fees, with any such fees in excess thereof to be paid by Brookville Capital.

6. Indemnification. The Company agrees to indemnify Brookville Capital in accordance with the indemnification and other provisions attached to this Agreement attached as Exhibit A, which provisions are incorporated herein by reference. Brookville Capital agrees to indemnify the Company in accordance with the indemnification and other provisions to this Agreement attached as Exhibit B, which provisions are incorporated herein by reference. Exhibit A and Exhibit B are referred to herein as the “Indemnification Provisions”).

7. Future Rights.

(a) As additional consideration for its services hereunder and as an inducement to cause Brookville Capital to enter into this Agreement, if at any time before one year from the date hereof, the Company proposes to effect a public or private offering of its securities, a financing or any other transaction or to engage an investment banking firm to provide such services to the Company (other than during the term of this Agreement the services to be provided by Brookville Capital hereunder), the Company shall offer to retain Brookville Capital as manager of such offering, or as its exclusive advisor, agent and/or investment banker in connection with such financing or other matter, upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties. Such offer shall be made in writing in order to be effective. The Company shall not offer to retain any other investment banking firm in connection with any such offering, financing or other matter on terms more favorable than those discussed with Brookville Capital without offering to retain Brookville Capital on such more favorable terms. Brookville Capital shall notify the Company within ten (10) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention. If Brookville Capital should decline such retention, the Company shall have no further obligations to Brookville Capital, except as specifically provided for herein. If such right is exercised by Brookville Capital, the terms of any such engagement of Brookville Capital will be separately agreed upon between the Company and Brookville Capital.

(b) If, within two years after the Termination Date (as defined below), any of the Company completes any financing of equity or debt or other capital raising activity of such Company with any of the potential investors who were first introduced to the Company in connection with the financing contemplated hereby by Brookville Capital, the Company will pay to Brookville Capital upon the closing of such financing a prorated amount of the compensation set forth in Section 3 as a “Source Fee”.

8. Other Activities. The Company acknowledges that Brookville Capital has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Brookville Capital contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Brookville Capital or of any member, manager, officer, employee, agent or representative of Brookville Capital, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of Brookville Capital to render services of any kind to any other corporation, firm, individual or association. Brookville Capital may, but shall not be required to, present opportunities to the Company.

9. Termination; Survival of Provisions.

This Agreement shall terminate on June 30, 2012 unless the contemplated offering commences prior to said date, in which case this Agreement shall terminate upon the date upon which the contemplated offering is terminated (included extensions of the offering period), which shall be mutually agreed upon and specified in the Transaction Documents. Upon non-renewal or termination of this Agreement, Brookville Capital shall provide the Company with a written list of parties with whom it has had discussions in connection with any proposed transaction and/or financing. Notwithstanding any such non-renewal or termination, Brookville Capital shall be entitled to the compensation provided under Section 3 hereof with respect to any transaction or financing which shall be consummated within two (2) years following such non-renewal or termination with any party named on such list. In the event of such termination, the Company shall (i) pay and deliver to Brookville Capital: (A) all compensation earned through the date of such termination (“Termination Date”) pursuant to any provision of Section 3 hereof, and (B) all compensation which may be earned by Brookville Capital after the Termination Date pursuant to Section 3 hereof, and (ii) reimburse Brookville Capital for all expenses incurred by Brookville Capital in connection with its services hereunder pursuant to Section 5 hereof. All such fees and reimbursements due to Brookville Capital pursuant to the immediately preceding sentence shall be paid to Brookville Capital on or before the Termination Date (in the event such fees and reimbursements are earned or owed as of the Termination Date) or upon the closing of a Financing or any applicable portion thereof (in the event such fees are due pursuant to the terms of Section 3 hereof). Notwithstanding anything expressed or implied herein to the contrary, the terms and provisions of Sections 2, 3, 5, 6 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 7, 8, 11, 13, and 15, shall survive the termination of this Agreement.

10. Notices. All notices provided hereunder shall be given in writing and either delivered personally or by overnight courier service or sent by certified mail, return receipt requested, if to Brookville Capital, to Brookville Capital Partners LLC, 384 RXR Plaza, Uniondale, NY 11556 Attention: Anthony Lodati, and if to the Company, to the address set forth on the first page of this Agreement, Attention: Louis Friedman, President. Any notice delivered personally shall be deemed given upon receipt; any notice given by express courier shall be deemed given on the fifth business day after delivery to the express courier; and any notice given by certified mail shall be deemed given upon the 10th business day after certification thereof.

11. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. The Company irrevocably submits to the exclusive jurisdiction of any court of the State of New York or the United States District Court for the Southern District of the State of New York for the purpose of any suit, action or other proceeding arising out of this Agreement, or any of the agreements or transactions contemplated hereby, which is brought by or against the Company, and agrees that service of process in connection with any such suit, action or proceeding may be made upon the Company in accordance with Section 10 hereof. The parties hereby expressly waive all rights to trial by jury in any suit, action or proceeding arising under this Agreement.

12. Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

13. Independent Contractor; Nondisclosure of Confidential Information. Brookville Capital has been retained under this agreement as an independent contractor with duties owed solely to the Company and nothing in this Agreement or the nature of the Brookville Capital’s services shall be deemed to create a fiduciary or agency relationship between the Company and Brookville Capital and shall not be deemed to be, an agent or fiduciary of the stockholders or creditors of the Company or any other person by virtue of this Agreement or the retention of Brookville Capital hereunder, all of which are hereby expressly waived. The advice, written or oral, rendered by Brookville Capital pursuant to this Agreement is intended solely for the benefit and use of the Company in considering the matters to which this agreement relates, and the Company agrees that such advice may not be relied upon by any other person, used for any other purpose, reproduced, disseminated, or referred to at any time, in any manner or for any purpose, nor shall any public references to Brookville Capital be made by the Company, without the prior written consent of Brookville Capital, which consent shall not be unreasonably withheld.

14. Best Efforts Engagement for Capital Raising. It is expressly understood and acknowledged that Brookville Capital’s engagement for the Financing does not constitute any commitment, express or implied, on the part of Brookville Capital or of any of its affiliates to purchase or place the securities of the Company or to provide any type of financing and that the Financing will be conducted by Brookville Capital on a “best efforts” basis.

15. Press Announcements. Each of the Companies agrees that Brookville Capital shall, upon a successful transaction, have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder, provided that Brookville Capital shall submit a copy of any such advertisement to the Company for its approval, such approval not to be unreasonably withheld.

16. Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

17. Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Brookville Capital nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

18. No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions.

19. No Commitment. It is expressly understood and acknowledged that Brookville Capital’s engagement with respect to capital raising activities does not constitute any commitment, express or implied, on the part of Brookville Capital or of any of its affiliates to purchase or place the Company’s securities or to provide any type of financing.

20. Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

21. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

If the foregoing correctly sets forth our agreement, please sign the enclosed copy of this Agreement in the space provided below and return it to us.

Very truly yours,

BROOKVILLE CAPITAL PARTNERS LLC

By: /s/ Anthony Lodati

Anthony Lodati, President

Agreed to and accepted this 12th day of April, 2012

LIBERATOR, INC.

By: /s/ Louis S. Friedman

Louis Friedman, President

Exhibit A

COMPANY INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company, jointly and severally, agrees to indemnify and hold harmless Brookville Capital (the "Placement Agent") and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), caused by, relating to, based upon, arising out of, or in connection with, Placement Agent’s acting for the Company, including, without limitation, any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by Placement Agent of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses resulted from the negligence or willful misconduct of any of the Indemnified Parties.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Placement Agent, its present and former affiliated entities, managers, members, officers, employees, and controlling persons (within the meaning of the federal securities laws),. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness. An Indemnified Party shall have the right to retain counsel subject to the prior written consent of the Company which may not be unreasonably withheld, and the reasonable fees, expenses and disbursements of such counsel shall be borne by the Company. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the written consent of the Company. The Company shall not, without the prior written consent of Placement Agent which may not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Exhibit B

BROOKVILLE CAPITAL INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

Brookville Capital (the "Placement Agent"), jointly and severally, agrees to indemnify and hold harmless the Company and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), caused by, relating to, based upon, arising out of, or in connection with, Placement Agent’s acting for the Company, including, without limitation, any breach by the Placement Agent of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto), or the enforcement by the Company of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses resulted from the negligence or willful misconduct of any of the Indemnified Parties.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): the Company, its present and former affiliated entities, shareholders, directors, officers, employees, and controlling persons (within the meaning of the federal securities laws) and the officers, shareholders, directors, officers, employees, and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Placement Agent may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Placement Agent with reasonable promptness. An Indemnified Party shall have the right to retain counsel subject to the prior written consent of the Placement Agent which may not be unreasonably withheld, and the reasonable fees, expenses and disbursements of such counsel shall be borne by Placement Agent. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with Placement Agent and any counsel designated by Placement Agent. Placement Agent shall be liable for any settlement of any claim against any Indemnified Party made with the written consent of Placement Agent. Placement Agent shall not, without the prior written consent of the Company which may not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon Placement Agent and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Exhibit C

Term Sheet

Issuer: Liberator, Inc. (the “Company”)

Issue: Shares of the Company’s common stock (“Shares”) at a price of $0.10 per share

Amount:	The offering shall be conducted on an ‘all-or-none’ basis; i.e. there shall be no closing until such time as the entire $285,000 is raised.

Investors: The Shares will be offered to accredited investors only

Escrow: Continental Stock Transfer & Trust Company

Registration Rights: Piggy-back; In the event the Company registers any stock with the S.E.C., it shall include the shares of common stock issued to Investors, and the equity fee issued to Brookville Capital and/or its designees, as part of the Registration Statement.

Use of Proceeds: The proceeds shall be used for general working capital purposes.

Neither this Term Sheet, Engagement Letter, nor any discussion or negotiation of the proposed transaction constitutes an agreement or obligation on the part of any person to purchase securities of the Company or enter into any agreement to purchase securities of the Company. Any such agreement or obligation shall arise solely upon execution and delivery to the Company by a purchaser of definitive documents acceptable to the Company and such purchaser.